Exhibit 99.2

DallasNews CORPORATION

DallasNews Corporation Announces Fourth Quarter 2021  Dividend

DALLAS - DallasNews Corporation (Nasdaq: DALN) announced today that the Company’s Board of Directors declared a quarterly cash dividend of $0.16 per share on September 22, 2021. The dividend will be payable on December 3, 2021 to shareholders of record at the close of business on November 12, 2021.

About DallasNews Corporation

DallasNews Corporation is the leading local news and information publishing company in Texas. The Company has a growing presence in emerging media and digital marketing, and maintains capabilities related to commercial printing, distribution and direct mail. DallasNews delivers news and information in innovative ways to a broad range of audiences with diverse interests and lifestyles. For additional information, visit dallasnewscorporation.com or email invest@dallasnews.com.

Statements in this communication concerning DallasNews Corporation’s business outlook or future economic performance, revenues, expenses, and other financial and non-financial items that are not historical facts,  including statements about the Company’s expectations relating to the reverse stock split, are “forward-looking statements” as the term is defined under applicable federal securities laws. Forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those statements. Such risks, trends and uncertainties are, in most instances, beyond the Company’s control, and include changes in advertising demand and other economic conditions; consumers’ tastes; newsprint prices; program costs; labor relations; cybersecurity incidents; technological obsolescence; and the current and future impacts of the COVID-19 pandemic. Among other risks, there can be no guarantee that the board of directors will approve a quarterly dividend in future quarters; as well as other risks described in the Company’s Annual Report on Form 10-K and in the Company’s other public disclosures and filings with the Securities and Exchange Commission. Forward-looking statements, which are as of the date of this filing, are not updated to reflect events or circumstances after the date of the statement.